UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 13, 2016

Hines Global REIT II, Inc.
__________________________________
(Exact name of registrant as specified in its charter)

Commission file number: 333-191106

Maryland	80-0947092
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2800 Post Oak Boulevard
Suite 5000
Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip code)

(888) 220-6121
(Registrant’s telephone number, including area code)

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 13, 2016, Hines Global REIT II, Inc. (“Hines Global II”), through a wholly-owned subsidiary of its operating partnership, entered into a contract with NOP Cottonwood Holdings, LLC (the “Seller”) to acquire Cottonwood Corporate Center, a four-building, Class-A office project located in Cottonwood, Utah, a submarket of Salt Lake City, Utah. The Seller is not affiliated with Hines Global II or its affiliates.

Cottonwood Corporate Center was constructed during the period between 1997 and 2000 and consists of 490,030 square feet of net rentable area that is 91% leased. SanDisk leases 153,201 square feet, or approximately 31%, of the net rentable area of Cottonwood Corporate Center, under a lease that expires in September 2021. Additionally, Extra Space Storage leases 71,852 square feet, or approximately 15%, of the net rentable area of Cottonwood Corporate Center, under a lease that expires in January 2028. The remaining space is leased to 23 tenants, none of which individually lease more than 10% of the net rentable area of Cottonwood Corporate Center.

The contract purchase price for Cottonwood Corporate Center is $140.0 million, exclusive of transaction costs and working capital reserves. Hines Global II expects to fund the acquisition using proceeds from its public offering, borrowings from its credit facility with Hines Interests Limited Partnership and a secured mortgage from a third party. Hines Global II funded a $2.0 million earnest money deposit on May 16, 2016. Hines Global II expects the closing of this acquisition to occur on or about June 10, 2016, subject to a number of closing conditions. Additionally, the closing date can be extended 30 days at Hines Global II’s option with an additional $2.0 million deposit. There is no guarantee that this acquisition will be consummated nor that third-party financing will be obtained. If Hines Global II does not close on this acquisition, Hines Global II’s deposits may not be refunded.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

10.1
Sale, Purchase and Escrow Agreement, dated as of May 13, 2016, by and between NOP Cottonwood Holdings, LLC, HGREIT II Cottonwood Center LLC, Commonwealth Land Title Insurance Company, Hines Global REIT II Properties LP and National Office Partners LLC

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the acquisition and funding sources for the same described herein, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, tenant performance, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risks associated with Hines Global II’s ability to obtain third-party financing and to consummate the acquisition and other risks described in Hines Global II’s filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT II, Inc.

May 19, 2016	By:	/s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer

Exhibit Index

Exhibit No.	Description
10.1
Sale, Purchase and Escrow Agreement, dated as of May 13, 2016, by and between NOP Cottonwood Holdings, LLC, HGREIT II Cottonwood Center LLC, Commonwealth Land Title Insurance Company, Hines Global REIT II Properties LP and National Office Partners LLC